DEBTOR IN POSSESSION FINANCING AMENDMENT AND FOURTH AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS DEBTOR IN POSSESSION FINANCING AMENDMENT AND FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) is dated as of December 14, 2009, and entered into among Teton Energy Corporation, a Delaware corporation (the “Borrower”),  the financial institutions listed on the signature pages hereof each of whom are Lenders under and as defined in the hereinafter described Credit Agreement (the “Lenders”), and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of April 2, 2008 (as modified to date, the “Credit Agreement”);

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders made loans to the Borrower, which loans are secured by a lien upon substantially all of the personal and real property of the Borrower and its Subsidiaries;

WHEREAS, the Borrower and each of its Subsidiaries filed a voluntary petition for relief under Chapter 11, Title 11, United States Code, on November 8, 2009, in the United States Bankruptcy Court for the District of Delaware (the “Case”);

WHEREAS, the Borrower and its Subsidiaries have insufficient unencumbered cash or liquid assets with which to operate their business;

WHEREAS, the Borrower is unable to obtain credit on an unsecured basis or as an administrative expense pursuant to 11 U.S.C §§ 364(a) and (b), and 503(b)(1);

WHEREAS, an immediate need exists for the Borrower to obtain funds to continue operation of its business;

WHEREAS, the Lenders have agreed to extend additional credit to the Borrower up to an amount not to exceed $750,000 (the “DIP Facility”) for Budgeted Expenses (as defined below) from the Fourth Amendment Effective Date (as defined below) until the earlier of (a) the occurrence of a Postpetition Default (as defined below) or (b) January 31, 2010;

WHEREAS, the Lenders have agreed to grant the request of the Borrower to extend such additional credit, but only upon the terms and conditions set forth in this Fourth Amendment and the Financing Order (as defined below); and

WHEREAS, the Borrower has agreed to secure its obligations to the Administrative Agent and the Lenders in connection with such additional credit with, among other things, a first priority perfected security interest in all of its and its Subsidiaries’ existing and future personal and real property, as set forth in the Financing Order.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

Section 1Definitions.  Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2Amendments to Credit Agreement.  Subject to the terms and conditions hereof, the provisions of the Credit Agreement enumerated below are amended as follows:

(a)           Effective as of the date hereof, the following definitions set forth in Section 1.02 of the Credit Agreement are hereby amended to read in full as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Intercreditor Agreement and the Security Instruments.

“Material Adverse Effect” means any event, development or circumstance arising after the date hereof that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, Property, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document, (d) the DIP Collateral, or the Administrative Agent’s liens (on behalf of itself and the Lenders) on the DIP Collateral or the priority of such liens, or (e) the rights and remedies of or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document

(b)           Effective as of the date hereof, the following definitions are hereby added to Section 1.02 of the Credit Agreement:

“Bankruptcy Code” means 11 U.S.C. § 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court with competent jurisdiction over the Case.

“Budget” means the 13-week cash budget detailing the Borrower’s anticipated cash receipts and expenditures from the week ending November 6, 2009, until January 29, 2010, as amended or supplemented from time to time, which budget (and any amendments thereto) shall be in form and substance acceptable to the Lenders and shall be incorporated into the Financing Order and attached hereto as Exhibit D.  Changes to the Budget are subject to the prior written approval of the Administrative Agent in its sole and absolute discretion.

“Budgeted Expenses” means expenses permitted to be paid by the Debtors for the purposes set forth in the Budget.

“Case” means the Chapter 11 bankruptcy case of the Debtors pending before the Bankruptcy Court entitled “In re Teton Energy Corporation”, Case No. 09-13946, including adversary proceedings or other ancillary proceedings.

“Cash Collateral” means cash collateral, as such term is defined in Section 363(a) of the Bankruptcy Code and as defined in the Financing Order, arising from or relating to Collateral granted to the Administrative Agent for the benefit of the Lenders.

“Cash Collateral Order” has the meaning specified in Section 3(i) of the Fourth Amendment.

“Debtors” means the Borrower and each of its Subsidiaries.

“DIP Collateral” means any and all of the properties and assets of the Debtors and the Debtors’ bankruptcy estate, both real and personal, including, without limitation, all cash, accounts, inventory, equipment, general intangibles, intellectual property of all kinds including patents, trademarks, trade names, service marks and copyrights, securities, instruments, investment property, deposit accounts, chattel paper, warehouse receipts, bills of lading, tax refunds of any nature, insurance proceeds, insurance premium refunds, deposits of any kind, security deposits, utility deposits, bonds and proceeds of same, causes of action (whether by contract or tort, common law or statutory, equitable or otherwise), oil and gas interests, leasehold interests in real estate or personal property and customer lists, whether acquired before or after the Petition Date, whether now owned and existing or hereafter acquired, created, or arising, and all products, proceeds, rents, revenues, and profits thereof (including, without limitation, claims of the Debtors against third parties for loss or damage to such property), and all accessions thereto, substitutions and replacements therefor, and wherever located, in which the Administrative Agent, for the benefit of the Lenders, is granted a first priority lien or security interest to secure the Postpetition Obligations as set forth in the Financing Order.

“Final Order” has the meaning specified in Section 3(h) of the Fourth Amendment.

“Financing Order” means the one or more orders of the Bankruptcy Court authorizing and approving, on either an interim or final basis, the financing contemplated by the Fourth Amendment and use of Cash Collateral, each in form and substance satisfactory to the Lenders.

“Fourth Amendment” means that Fourth Amendment to Second Amended and Restated Credit Agreement dated as of December 14, 2009 among the Borrower, the Administrative Agent and the Lenders.

“Fourth Amendment Effective Date” means December 14, 2009.

“Lender Plan Support Agreement” means the Plan Support Agreement in form and substance satisfactory to the Administrative Agent and the Lenders pursuant to which the Lenders agree to support the Plan of Reorganization.

“Petition Date” means November 8, 2009.

“Plan of Reorganization” means the Plan of Reorganization in form and substance satisfactory to the Administrative Agent and the Lenders pursuant to which the Debtors shall emerge from bankruptcy and shall sell substantially all of their assets to Reorganized Teton as defined therein.

“Plan Sponsorship Agreement” means the Plan Sponsorship Agreement in form and substance satisfactory to the Administrative Agent and the Lenders pursuant to which Rise Energy Partners II, LLC sponsors the Plan of Reorganization.

“Plan Support Agreement” means the Plan Support Agreement in form and substance satisfactory to the Administrative Agent and the Lenders pursuant to which the holders of the Permitted Debt agree to support the Plan of Reorganization.

“Postpetition Aggregate Commitments” means $750,000, being the aggregate amount of the Postpetition Commitments of all Lenders, as the same may be reduced from time to time.

“Postpetition Commitment” means the commitment of any Lender to make Postpetition Loans as set forth in Section 2.09(a) hereof up to the amount for such Lender set forth on Exhibit B to the Fourth Amendment.

“Postpetition Default” means the occurrence and continuance of any of the following events:

(a)	The Borrower shall fail to pay any principal of the Postpetition Loans when the same becomes due and payable;

(b)
The Borrower shall fail to pay any interest on the Postpetition Loans or any fee or other amount due with respect to the Postpetition Obligations after such interest, fee, or other amount becomes due and payable;

(c)
Any representation or warranty made by the Borrower in the Fourth Amendment or in any statement or certificate given after the Fourth Amendment Effective Date by the Borrower in writing pursuant to any Loan Document or in connection with any Loan Document shall be false in any material respect on the date as of which made;

(d)
The Borrower shall breach or violate any term, covenant or agreement contained in the Fourth Amendment, Articles 7, 8, or 9 of this Agreement (other than as set forth on Exhibit C attached hereto), or any of the other Loan Documents;

(e)	An Event of Default shall occur under and as defined in the Financing Order;

(f)
The Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or a Chapter 11 trustee or an examiner with expanded power shall be appointed in the Case without the express written consent of the Administrative Agent;

(g)
Any security interest, lien, claim or encumbrance, excluding the Liens permitted pursuant to Section 9.03 hereof, shall be granted in any of the DIP Collateral which is pari passu with or senior to the claims of the Lenders therein, including any surcharge of the DIP Collateral pursuant to Bankruptcy Code § 506(c) or otherwise without the express written consent of the Administrative Agent;

(h)
Any Debtor shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness, except to the Lenders, unless approved by the Administrative Agent in writing or as authorized by the Bankruptcy Court after notice and hearing;

(i)
The Bankruptcy Court shall enter an order granting relief from the automatic stay to the holder or holders of any other security interest or lien (other than the Lenders) in any DIP Collateral to permit the pursuit of any judicial or non-judicial transfer or other remedy against any assets of the Borrower without the express written consent of the Administrative Agent;

(j)	Any provision of the documents relating to the Postpetition Loans shall cease to be valid and binding on the Debtors, or the Debtors shall so assert in any pleading filed in any court;

(k)
The Debtors shall for any reason fail to remit to the Administrative Agent all net proceeds from the sale, disposition, collection, or other realization upon the Collateral or the DIP Collateral for application in accordance with Section 2.09(h);

(l)	The Debtors shall attempt to vacate or modify either the Financing Order or the Cash Collateral Order over the objection of the Administrative Agent;

(m)
The entry of an order pursuant to Bankruptcy Code § 363 approving the sale of a material portion of the Debtors’ assets without the prior written consent of the Administrative Agent and the Lenders to such sale;

(n)
Actual performance shall at any time adversely deviate from the Budget by 15% or more calculated on a line item by line item basis and measured weekly on a rolling 4 week basis from the Petition Date; provided that a weekly variance which does not exceed $25,000 in the aggregate shall not create a Forbearance Default as long as the variance for any 4 consecutive weeks does not exceed $100,000 in the aggregate;

(o)	The failure to confirm a Plan of Reorganization in the Case acceptable to the Administrative Agent on or prior to January 31, 2010;

(p)	The Plan of Reorganization shall be amended or modified without the prior written consent of the Administrative Agent; or

(q)
A breach of the Plan Sponsorship Agreement or the Plan Support Agreement shall occur, or either such agreement shall terminate, or any party thereto shall assert that it is no longer subject to and bound by the terms thereof, or the consummation of the transactions contemplated by the Plan Sponsorship Agreement shall be rendered impracticable to occur timely, or the transactions contemplated thereby shall fail to close and fund on or prior to January 31, 2010.

“Postpetition Loans” means advances by the Lenders to the Borrower pursuant to the Postpetition Commitments in an aggregate amount not to exceed at any time the Postpetition Aggregate Commitments then in effect.

“Postpetition Obligations” means all present and future obligations, indebtedness and other liabilities of the Debtors or any of them arising with respect to the Financing Order or the Postpetition Loans, including without limitation the principal amount thereof, and any interest, fees, and charges related thereto or in connection therewith, and any and all renewals, extensions, rearrangements, and refundings of the foregoing.

“Postpetition Termination Date” means the earliest of (a) January 31, 2010 at 5:00 p.m. Central Time, (b) the date the Borrower terminates the commitment of the Lenders to make the Postpetition Loans, (c) the date the Administrative Agent terminates the commitment of the Lenders to make the Postpetition Loans upon the occurrence of a Postpetition Default, (d) the effective date of a confirmed plan of reorganization for the Debtors, (e) the date on which any agreement for the sale of substantially all of the Debtors’ assets closes, or (f) the date on which the Bankruptcy Court approves the extension of any other credit facilities to the Debtors.

“Prepetition Obligations” means all Indebtedness other than the Postpetition Obligations.

“Rise Transaction” has the meaning specified in Section 3(j) of the Fourth Amendment.

“Superpriority Claim” means a claim against the Debtors in the Case which is an administrative expense claim having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code.

“Third Amendment” means that certain Third Amendment to Second Amended and Restated Credit Agreement and Forbearance Agreement dated as of August 26, 2009, among the Borrower, the Lenders, and the Administrative Agent, as amended.

(c)           Effective as of the date hereof, Article 2 of the Credit Agreement is amended to add thereto the following Section 2.09:

SECTION 2.09.                                           Postpetition Loans.

(a)
Commitment for Postpetition Loans.  From and after the Petition Date, the Lenders shall have no obligation to make any new Loans or issue any Letters of Credit to the Borrower.  Notwithstanding the foregoing, subject to the terms and conditions contained in this Section 2.09, the Lenders agree to make Postpetition Loans to the Borrower from time to time, but not more frequently than once per day, from the Fourth Amendment Effective Date until the Postpetition Termination Date, in accordance with their Postpetition Commitments and in an aggregate amount not to exceed at any time outstanding the Postpetition Aggregate Commitments. Each Postpetition Loan may be prepaid at any time without premium or penalty and may be borrowed, repaid, and reborrowed subject to the terms and conditions of this Agreement.

(b)
Borrowing Mechanics.  Each Postpetition Loan shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. Central Time on the Business Day prior to the date of the proposed Postpetition Loan.  Each such notice (a “Postpetition Notice of Borrowing”) shall be in substantially the form of Exhibit A to the Fourth Amendment specifying therein (i) the proposed funding date, (ii) the aggregate amount of such proposed Postpetition Loan, and (iii) that the proposed use of the proceeds thereof is for Budgeted Expenses in compliance with the Budget and no other cash is available to the Borrower to pay such Budgeted Expenses.  Administrative Agent may condition the disbursement of Postpetition Loans on receipt of such documentation as it shall require to evidence that the proceeds of such Postpetition Loans shall be used in accordance with the Budget both as to amount of such Postpetition Loans and as to the timing of such Postpetition Loans.

(c)
Conditions Precedent to Each Postpetition Loan.  The obligation of the Lenders to make any Postpetition Loan (including the initial Postpetition Loan) shall be subject to the following conditions precedent: (i) the Borrower shall deliver to the Administrative Agent an executed Postpetition Notice of Borrowing pursuant to Section 2.09(b) hereto, (ii) no event has occurred and is continuing which constitutes a Postpetition Default or which would constitute a Postpetition Default but for the requirement that notice be given or time elapsed or both; (iii) the Borrower shall deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower certifying that (A) all representations and warranties made by the Borrower in the Fourth Amendment or in any statement or certificate after the Fourth Amendment Effective Date by the Borrower in writing pursuant to any Loan Document or in connection with any Loan Document shall be true and correct (including, without limitation, the representations and warranties made in Sections 7.04 and 7.05) and (B) the Borrower shall apply the proceeds of the Postpetition Loan only to Budgeted Expenses; (iv) with respect to the initial Postpetition Loan, the Administrative Agent shall have received such other approvals or documents as the Lenders may reasonably request; (v) no Bankruptcy Court order has been entered authorizing the Debtors to obtain financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Lenders secured by a security interest or having the priority of an administrative claim unless otherwise consented to by the Administrative Agent in writing; (vi) the Financing Order shall not have been vacated, reversed, modified, or amended and, in the event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal; (vii) the Administrative Agent shall have received payment for all reasonable professional fees incurred by the Administrative Agent and the Lenders with respect to the Postpetition Loans; and (viii) after giving effect to the Postpetition Loan requested, the total Postpetition Loans shall not exceed the Postpetition Aggregate Commitment.  In no event shall the Lenders be requested to advance any funds or extend any credit other than for Budgeted Expenses actually incurred and payable either at the time of such advance or within one week thereafter.

(d)
Repayment.  The Borrower shall repay the entire unpaid principal amount of the Postpetition Loans, together with all accrued and unpaid interest thereon, on the earlier of the Postpetition Termination Date or the date on which the Bankruptcy Court approves the extension of any other credit facilities to the Debtors.

(e)
Interest.  The Borrower shall pay interest on the unpaid principal amount of each Postpetition Loan from the date made until the principal amount thereof shall have been paid in full at a rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus 5.25%, payable, monthly in arrears on the first Business Day of each month, and on the Postpetition Termination Date; provided however that all principal outstanding after the occurrence of a Postpetition Default shall bear interest, from the date of such Postpetition Default until the date on which such amount is due until such amount is paid in full or such Postpetition Default is waived or cured, payable on demand, at the Alternate Base Rate in effect from time to time plus 7.25% per annum.

(f)
Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee of 1.00% on the average daily amount of the unused amount of the Postpetition Commitment of such Lender during the period from and including the date of the Petition Date to but excluding the Postpetition Termination Date.  Accrued commitment fees shall be payable in arrears on the last day of each month and on the Postpetition Termination Date, commencing on the first such date to occur after the Petition Date.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(g)
Grant of Security Interest.  As security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Postpetition Obligations and to induce the Lenders to make the Postpetition Loans in accordance with the terms hereof, each Debtor shall, pursuant to the Financing Order, and does hereby, assign, convey, mortgage, pledge, hypothecate and grant to the Administrative Agent, for the benefit of the Lenders, a first priority perfected security interest in the DIP Collateral, in each case subject to Prior Liens (as defined in the Financing Order) and to agreed upon carve-outs for the Debtors’ professionals and the creditor committee’s professionals and certain fees and expenses payable to the United States Trustee and the Clerk of the Bankruptcy Court as more fully set forth in the Financing Order.  Furthermore, in the event any unapplied remaining retainer funds paid to any of the Debtors’ Bankruptcy Court approved professionals are returned to the Borrower, such returned unapplied remaining retainer funds shall be considered Cash Collateral.  No cost or surcharge shall be imposed against the DIP Collateral or the Collateral under Section 506(c) of the Code.

(h)
Application of Sale Proceeds and Collections.  Notwithstanding anything to the contrary contained in this Agreement, from and after the Fourth Amendment Effective Date and so long as no Postpetition Default has occurred and is continuing, all net proceeds received from the sale, disposition, collection or other realization upon the Collateral or the DIP Collateral shall be applied (a) first, to payment of all fees, including attorneys fees, and expenses incurred by the Administrative Agent and the Lenders under the Credit Agreement or the Fourth Amendment, (b) second, to payment of the Postpetition Obligations plus any fees and accrued interest thereon, and (c) third, to payment of the Prepetition Obligations plus any accrued interest thereon, each as determined by the Administrative Agent in its sole and absolute discretion, until such time as all Indebtedness of the Borrower to the Administrative Agent and the Lenders is satisfied in full, and then to the Borrower.  Notwithstanding the foregoing, the Administrative Agent and the Lenders agree that, so long as the Lender Plan Support Agreement remains effective and has not been terminated, proceeds from the sale of the Collateral to Rise Energy Partners II, LP shall be applied as set forth in the Plan Sponsorship Agreement.

(i)
Postpetition Default.  Upon the occurrence and during the continuance of any Postpetition Default, the Administrative Agent (at the request of the Lenders) may, by written notice to the Borrower, declare all or any portion of the Postpetition Obligations to be, and the same shall forthwith become, due and payable, together with accrued interest thereon, and the obligation of the Lenders to make any further Postpetition Loans shall thereupon terminate.  After the occurrence and during the continuance of any Postpetition Default, all net proceeds received from the sale, disposition, collection or other realization upon the Collateral or the DIP Collateral shall be applied to such Prepetition Obligations and Postpetition Obligations as may be determined by the Administrative Agent in its sole and absolute discretion.

(d)           Effective as of the date hereof, clause (d) of Section 3.02 is hereby amended to read in full as follows:

(d)           Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (1) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (2) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (3) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (D) from and after the Petition Date, accrued interest on each Loan (other than a Postpetition Loan) shall be payable on each Interest Payment Date for such Loan commencing on the earliest of (1) a termination of the Rise Transaction or the Plan Sponsorship Agreement, (2) the closing of the sale of all or a material part of the assets of the Debtors, or (3) January 31, 2010.

(e)           Effective as of the date hereof, Article 8 of the Credit Agreement is hereby amended to add thereto the following sections:

SECTION 8.18.                                           Budget.  The Debtors shall operate strictly in accordance with the Budget attached hereto as Exhibit D, shall have cash receipts equaling at least 85% of the cash receipts reflected on the Budget from time to time as measured weekly on a rolling 4-week basis, and shall pay only those actual, ordinary and necessary operating expenses of the Debtors’ business in compliance with and not to exceed by more than 15% those expenses on a line item basis listed on the Budget as measured weekly on a rolling 4-week basis, as the Budget may be modified in writing with the prior written consent of the Administrative Agent; provided that a weekly variance which does not exceed $25,000 in the aggregate shall not constitute a breach of this Section 8.18 as long as the variance for any 4 consecutive weeks does not exceed $100,000 in the aggregate.

SECTION 8.19.                                           Reports.  The Borrower shall furnish the following:

(a)           Not later than the close of business on Wednesday of each week, the Borrower will provide the Administrative Agent with a variance report showing (A) actual receipts and expenses for the preceding week as compared to those contemplated by the Budget, and (B) aggregate actual receipts and expenses for period from the Petition Date through the end of the preceding week as compared to the Budget for the same period.

(b)           Such other reports that the Administrative Agent or any Lender may request from time to time.

(c)           The Borrower will provide or cause to be provided to the Administrative Agent and the Lenders telephonic and/or written weekly reports by the Borrower as may be requested by the Administrative Agent.

(f)           Effective as of the date hereof, Article 9 of the Credit Agreement is hereby amended to add thereto the following section:

SECTION 9.19.                                           Chapter 11 Claims.  The Debtors shall not incur, create, assume, suffer to exist, or permit any claim in the Case (including without limitation any claim under Section 506(c) of the Bankruptcy Code and any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be on a parity with or senior to the claims of the Administrative Agent for the benefit of the Lenders against the Debtors hereunder, or apply to the Bankruptcy Court for authority to do so.  The Debtors shall not pay fees and expenses to any Bankruptcy Court-approved professional until such Bankruptcy Court-approved professional is authorized to be paid pursuant to any fee procedure approved by the Bankruptcy Court.

Section 3Conditions Precedent.  This Fourth Amendment shall not be effective until all corporate actions of the Borrower taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and the Lenders, and each of the following conditions precedent shall have been satisfied:

(a)           The Administrative Agent and each Lender shall have received each of the following, in form and substance satisfactory to the Administrative Agent, the Lenders and the Administrative Agent’s counsel, in their sole and absolute discretion:

(i)
a certificate of a chief executive officer of Borrower certifying that ii) all representations and warranties in this Fourth Amendment are true and correct in all material respects and iii) there exists no Postpetition Default after giving effect to this Fourth Amendment and the borrowings contemplated hereby; and

(ii)	such other documents, instruments, and certificates as the Lenders shall deem necessary or appropriate in connection with this Fourth Amendment and the transactions contemplated hereby.

(b)           The Administrative Agent shall have received a counterpart of this Fourth Amendment duly executed and delivered by a duly authorized officer of each Debtor and each Lender.

(c)           All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower (including shareholder approvals, if any) shall have been obtained on satisfactory terms and shall be in full force and effect.

(d)           All legal (including tax implications) and regulatory matters incident to the transactions contemplated by this Fourth Amendment and the Rise Transaction shall be satisfactory to the Administrative Agent and Lenders.

(e)           The Borrower and all of its Subsidiaries shall have filed the Case.

(f)           The Bankruptcy Court’s entry of an order approving the DIP Facility and other arrangements described herein, in form and substance acceptable to the Administrative Agent and the Lenders, which order shall approve the DIP Facility on a final basis, in form and substance acceptable to the Administrative Agent and the Lenders (such final order being referred to herein as the “Final Order”).

(g)           The Bankruptcy Court’s entry of a cash collateral order (the “Cash Collateral Order”) in form and substance satisfactory to the Administrative Agent and the Lenders, which order may be included and part of the Final Order.

(h)           The Lenders shall have received the Budget which shall be in a form and substance acceptable to the Administrative Agent.

(i)           The Administrative Agent and the Lenders shall have been reimbursed for all reasonable fees and expenses incurred by the Administrative Agent and the Lenders, and each Lender shall have received an upfront fee of 2.00% of the amount of its Postpetition Commitment.

(j)           The Plan of Reorganization shall be in form and substance satisfactory to the Administrative Agent and the Lenders shall have been agreed to by the Debtors, Rise Energy Partners II, LLC, and the holders of the Borrower’s Permitted Debt providing for a sale of substantially all of the assets of Borrower and its subsidiaries to Reorganized Teton (as defined in the Plan of Reorganization) and funded by Rise Energy Partners II, LLC, any deposit required thereby shall have been paid, and the Borrower shall have proposed and filed with the Bankruptcy Court a sale and bidding procedure acceptable to the Administrative Agent and the Lenders, the Plan of Reorganization, and as such other documents as may be necessary to consummate the sale transaction with Rise Energy Partners II, LLC (collectively, the “Rise Transaction”), and the Plan Sponsorship Agreement and Plan Support Agreement shall have been executed by the Borrower and its Subsidiaries, Rise Energy Partners II, LLC, and the holders of the Borrower’s Permitted Debt.

Section 4Representations and Warranties; Ratifications.  The Borrower represents and warrants to the Administrative Agent and the Lenders that 2) this Fourth Amendment constitutes its legal, valid, and binding obligations, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors’ rights generally), 3) the Credit Agreement, as amended hereby, and the other Loan Documents remain in full force and effect, 4) other than as disclosed on Exhibit C, there exists no Event of Default under the Credit Agreement after giving effect to this Fourth Amendment, and (d) Teton ORRI LLC has immaterial assets, whose value is in the aggregate less than $100,000.  Except as expressly modified by this Fourth Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Except as provided herein, this Fourth Amendment shall not constitute an amendment or waiver of any terms and provisions of the Credit Agreement and other Loan Documents nor a waiver of the rights of the Administrative Agent and the Lenders to insist upon compliance with each term, covenant, condition, or provision of the Credit Agreement and other Loan Documents.

Section 5Further Assurances.  The Borrower and the Guarantors shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or any Lender may deem necessary or appropriate in connection with this Fourth Amendment.

Section 6Counterparts.  This Fourth Amendment and the other Loan Documents may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument; in making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.  Signatures delivered by fax and pdf (email) shall be binding and effective as originals.

Section 7Expenses.  The Borrower agrees to pay all costs and expenses of the Administrative Agent including, without limitation, those contemplated under Section 12.03 of the Credit Agreement and any other Loan Document, and expressly including fees, charges and expenses of Vinson & Elkins L.L.P. or any other consultant for or advisor to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Fourth Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith (all such costs and expenses, the “Agent’s Expenses”).  In addition, the Borrower agrees to save and hold harmless the Administrative Agent and the Lenders from all liability for the Agent’s Expenses.  All of the Agent’s Expenses constitute Postpetition Obligations under the Loan Documents.  Borrower acknowledges that it will receive a summary invoice reflecting only the total amount due and that such summary invoice will not contain any narrative description of the services provided by Vinson & Elkins L.L.P. or any other consultant or advisor.  Borrower agrees that delivery of such summary invoices shall not, in any way constitute a waiver of any right or privilege of the Administrative Agent and Lenders associated with such invoices.  The Administrative Agent is authorized by the Borrower to charge the Borrower's deposit accounts with JPMorgan for any and all of the Agent’s Expenses from time to time as determined by the Administrative Agent.  All obligations provided in this shall survive any termination of this Fourth Amendment and the other Loan Documents.  Borrower agrees and intends that each transfer to or for the benefit of the Administrative Agent and the Lenders made or to be made under this 5) are made according to ordinary business terms between Borrower, the Administrative Agent and the Lenders taking into account the Borrower’s business and financial affairs and 6) are intended by the Borrower, the Administrative Agent and Lenders to be a contemporaneous exchange for new value given to the Borrower by the Administrative Agent and the Lenders as set forth herein.

Section 8Indemnification.  The Borrower and each Subsidiary hereby agrees to indemnify the Administrative Agent and the Lenders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in any way relating to or arising out of or any action taken or omitted by the Administrative Agent or any Lender under this Fourth Amendment or in any way relating to the Postpetition Loans; provided that neither the Borrower nor any Subsidiary shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrative Agent’s or any Lender’s gross negligence or willful misconduct.

Section 9WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER AND EACH SUBSIDIARY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS FOURTH AMENDMENT, THE OTHER LOAN DOCUMENTS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 10GOVERNING LAW.  THIS FOURTH AMENDMENT AND ALL LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT (1) FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT AND ALL DOMESTIC LOAN DOCUMENTS OR (2) STATE LAW GOVERNS UCC COLLATERAL INTERESTS FOR PROPERTIES OUTSIDE THE STATE OF TEXAS.  WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT BOTH THE BANKRUPTCY COURT AND THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

Section 11RATIFICATION.  THE BORROWER AND EACH SUBSIDIARY HEREBY RATIFIES AND CONFIRMS EACH OF THE RELEASES AND COVENANTS NOT TO SUE CONTAINED IN SECTION 6.6 AND SECTION 8.2 OF THE THIRD AMENDMENT.

Section 12ENTIRE AGREEMENT.  THIS FOURTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS FOURTH AMENDMENT SHALL CONSTITUTE A LOAN DOCUMENT.

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BORROWER:	TETON ENERGY CORPORATION

	By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

Each of the undersigned (i) consent and agree to this Fourth Amendment and each of the terms and provisions contained herein, and (ii) ratify and confirm the Guaranty Agreement and agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

SUBSIDIARIES/GUARANTORS:	TETON NORTH AMERICA LLC

	By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

TETON PICEANCE LLC

	By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation

TETON DJ LLC

By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

TETON WILLISTON LLC

By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

TETON BIG HORN LLC

By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

TETON DJCO LLC

By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation

TETON ORRI LLC

By:	/s/ Jonathan Bloomfield
Name: Jonathan Bloomfield
Title: Executive Vice President and Chief Financial Officer

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation

ADMINISTRATIVE AGENT/LENDER:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

	By:	/s/ John Runger
	Name:	John Runger
	Title:	Managing Director

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation

LENDER:	ROYAL BANK OF CANADA,
as a Lender
	By:	/s/ Leslie P. Vowell
	Name:	Leslie P. Vowell
	Title:	Attorney in Fact

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation

LENDER:	GUARANTY BANK AND TRUST COMPANY,
as a Lender
	By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation

LENDER:	U.S. BANK NATIONAL ASSOCIATION,
as a Lender
	By:	/s/ William J. Umscheid
	Name:	William J. Umscheid
	Title:	Vice President

Signature Page
Fourth Amendment to Second Amended and Restated Credit Agreement
Teton Energy Corporation